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                                                                    EXHIBIT 23.2


                     [LETTERHEAD OF S.R. SNODGRASS, A.C.]


                         INDEPENDENT AUDITOR'S CONSENT



        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 19, 1996, except for the subsequent events as described in Note 17, which is as of September 30, 1996 on the consolidated financial statements of Advance Financial Savings Bank, f.s.b., to Amendment #1 to the Registration Statement (Form S-1), Application for Conversion (Form AC), and related Prospectus of Advance Financial Bancorp.


/s/ S.R. Snodgrass, A.C.

Steubenville, Ohio


October 28, 1996